UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 25, 2008

GENRAL STEEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-105903	412079252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2315, Kun Tai International Mansion Building, Yi No
12, Chao Yang Men Wai Ave.
Chao Yang District, Beijing, China 100020
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

100020
(Zip Code)

(8610) 5879-7346
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2008, General Steel Holdings, Inc. (the “Company”) held its Annual General Meeting. All current directors of the Board were reelected for a one year term or until the next annual meeting of stockholders and until his successor is elected and qualified. The current executive officers and directors of the Company are as follows:

Zuosheng Yu
President and Chief Executive Officer

John Chen
Chief Financial Officer and Director

Zhongkui Cao
Director

Qinghai Du
Director

Warner Ross
Director

John Wong
Director

Fred Hsu
Director

Chris Wang
Director

Danli Zhang
Director

Following the Annual General Meeting, the newly elected Board of Directors met to approve a variety of actions, including the continued designation of Moore Stephens Wurth Frazer and Torbet, LLP as the Company’s independent accountant.

The Board of Directors has also approved the Company’s 2008 Equity Incentive Plan (the “2008 Plan”). The 2008 Plan authorizes the issuance of up to 1,000,000 shares of common stock of the Company (the “Common Stock”). The shares of Common Stock deliverable under the 2008 Plan will consist of authorized but unissued shares or issued shares held in the Company’s treasury. The terms and conditions applicable to the Common Stock are set forth in the 2008 Plan, the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The following description of the 2008 Plan is a summary and does not purport to be a complete description.

Description of the 2008 Plan

Administration. The 2008 Plan is administered by the full Board of Directors or the Compensation Committee of the Board of Directors (the “committee”). Subject to the express provisions of the 2008 Plan, the full Board or the committee has the complete authority to interpret the 2008 Plan, to prescribe, amend and rescind rules and regulations relating to the 2008 Plan, and to make all other determinations deemed necessary or advisable for the administration of the 2008 Plan. The full Board or the committee has the authority to determine, among other things, the persons to whom awards of the common stock will be granted, the number of shares to be granted, and the terms and conditions of each award.

Eligibility. Awards may be granted under the 2008 Plan to employees, officers, directors, consultants of the Company and its affiliates.

Types of Awards. The 2008 Plan permits the granting of any or all of the following types of awards: (1) stock options, (2) restricted stock, (3) phantom stock, (4) stock bonuses, (5) stock appreciation rights, and (6) other awards in such amounts and with such terms and conditions as the full Board or the committee shall select from time to time.

Number of Shares Reserved for Issuance under the 2008 Plan. The 2008 Plan authorizes the issuance of up to 1,000,000 shares of common stock of the Company. The shares of Common Stock deliverable under the 2008 Plan will consist of authorized but unissued shares or issued shares held in the Company’s treasury.

Term, Termination and Amendment. Unless extended or earlier terminated by the Board of Directors, the 2008 Plan will terminate on the 10th Anniversary of the effective date. The Board of Directors may generally amend, alter, suspend, discontinue or terminate all or a portion of the 2008 Plan at any time, subject to shareholder approval to the extent necessary to comply with applicable law, stock exchange rule or regulatory requirements or, as determined by the Board of Directors, to qualify with tax requirements. No action may be taken to reduce the participant’s rights under any outstanding award without the consent of the participant.

Company Transaction and Change in Control. Restrictions on awards granted under the 2008 Plan will terminate in certain circumstances that constitute a change in control or a merger, stock or asset sale or similar company transaction that does not involve a related party.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

The following exhibit is filed as part of this report:

10.1 General Steel Holdings, Inc. 2008 Equity Incentive Plan.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July ___, 2008

GENERAL STEEL HOLDINGS, INC.

By:
Name: John Chen Title: Chief Financial Officer